SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of
    [ ]  Definitive Proxy Statement             the Commission Only
    [X]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMERCIAL FEDERAL CORPORATION
    ...........................................................................
              (Name of Registrant as Specified in Its Charter)

                                     N/A
    ...........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or







         Schedule and the date of its filing.
         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:







                  [Letterhead of Commercial Federal Corporation]



                                                        October 27, 1995


         Dear Fellow Stockholder:

              Once again, we have good news to report. For the first quarter of fiscal 1996, Commercial Federal's momentum has continued with impressive earnings growth, reporting net income of $11.9 million, or $.91 per share. Your Company's record of success is continuing, and we look forward to yet another year of increased growth and profitability. Your Board is committed to the continued enhancement of stockholder value, and we are grateful for your loyalty and support.


               YOUR BOARD OF DIRECTORS--A TRACK RECORD OF SUCCESS

              Commercial Federal's financial results and history of accomplishment on your behalf are the products of a dedicated, independent and well-qualified Board of Directors and our family of more than 1,200 hard-working employees. CAI Corporation, a dissident stockholder, has tried to confuse the issues by seeking to disparage the reputation and integrity of your Board and by trying to detract from the substantial accomplishments of your Company and its employees. CAI can manipulate the Company's financial data in an effort to obtain your vote, but it cannot cloud the stellar stock performance of your Company, as the graph below makes clear. You be the judge.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                       June 30, 1990 through June 30, 1995


              [Chart: Comparison of five year cumulative total return among Commercial Federal Corporation, the S&P 500 Index and a peer group]

                                          Cumulative Total Return
                                       - - - - - - - - - - - - - - -
                                       6/90 6/91 6/92 6/93 6/94 6/95
                                       ---- ---- ---- ---- ---- ----
         Commercial Federal
           Corporation...............   100  173  386  955  855  991







         Peer Group..................   100  107  122  138  140  177
         S & P 500...................   100   78   86   88   92  107







              Under the leadership of your current Board, Commercial Federal has successfully guided your Company through a time of unprecedented crisis for the entire thrift industry, has established an exemplary record of success, and, as our 1995 Annual Report makes clear, has charted a sound course for future growth and profitability. CAI's nominees can only impair the combination of business expertise, experience and independence that defines your Board.


                           MAXIMIZING STOCKHOLDER VALUE

              CAI Corporation has embarked on a campaign seeking the sale of your Company in the name of "maximizing stockholder value." We fail to see how limiting the Company's options for enhancing stockholder value will achieve this objective. We do not believe your interests would be served either by hanging out a "for sale" sign or by resting the strategic future of your Company in the hands of persons who have limited qualifications and experience and are self-interested.
         Consider carefully the following:

              - WHY IMPAIR A BOARD THAT HAS AN ESTABLISHED TRACK RECORD OF SUCCESS? Your Board has successfully implemented a strategic business plan designed to increase profitability, position the Company for future earnings improvement and enhance our retail franchise. Throughout two years of meetings with the Board, CAI has failed to add anything constructive to boardroom deliberations other than a single-minded imperative to sell or merge your Company and an air of divisiveness.

              - HOW WILL CAI CONTRIBUTE TO THE MANAGEMENT OF YOUR COMPANY? Your Board is comprised of nine experienced and seasoned business executives and professionals averaging eight years of service leading your Company. CAI's nominees are financial investors who have limited qualifications and experience, are not motivated to manage Commercial Federal in your best interests and have no record of performance or success, other than a lucrative investment in your Company.

              - WILL CAI LOOK OUT FOR YOUR BEST INTERESTS? Your Board is independent and has proven its dedication to serving the best interests of all stockholders through a distinguished record of accomplishments, not the least of which is the substantial enhancement of the stock price of your Company. CAI's sole







                   objective is to cash-out now (in cash or securities) on its investment for its own corporate purposes. CAI's interests are not aligned with those of all stockholders.

              Unlike CAI, your Board is open to all options for maximizing stockholder value and will not let self-interest or a single-minded agenda dictate the course of your Company.

                 - Vote for experience - Vote for performance -
                        VOTE FOR YOUR BOARD OF DIRECTORS.







                        WHO IS BEST QUALIFIED TO MAXIMIZE
                          THE VALUE OF YOUR INVESTMENT?

              Under the direction of your current Board of Directors, Commercial Federal has achieved year-to-year record profitability resulting in exceptional stock performance, as most recently reflected in the Company's 1995 Annual Report. Implementation of a proven strategic business plan and the continued evaluation of all strategic alternatives for maximizing stockholder value is a winning formula for Commercial Federal stockholders. Consider some of your Company's significant achievements of which your Board is particularly proud:



                                  6/95 XXXXXXXXXXXXXXXXXXXXXXXXXX $79.8
         Income From Core         6/94 XXXXXXXXXXXXXXXXXXXXXXXX $75.4
           Operations             6/93 XXXXXXXXXXXXXXXXXXX $61.1
         Increases                6/92 XXXXXXXXXX $33.2
         ($ in millions)          6/91 XX ($4.9)



                                  6/95 XXXXXXXXXXXXXXXXXXXXXXXXXX $309.5
                                  6/94 XXXXXXXXXXXXXXXXXXXXXXX $279.5
         Stockholders' Equity     6/93 XXXXXXXXXXXXXXXXXXXXXX $278.0
         Growth                   6/92 XXXXXXXXXXXXXXXXXX $236.9
         ($ in millions)          6/91 XXXXXXXXXXXX $165.6



                                  10/95 XXXXXXXXXXXXXXXXXXXXXXXX $34.375
         Stock Price              10/94 XXXXXXXXXXXXXXXX $22.00
         Appreciation             10/93 XXXXXXXXXXXXXXX $21.75
                                  10/92 XXXXXXXX $12.125
                                  10/91 XXX $5.00



                   CAI has no similar record of performance, no proven business plan for your Company and limited qualifications and expertise. Why trust CAI to maximize the return on YOUR investment.

                   Place your trust with those who have earned it--Vote for your Board of Directors.







              YOUR BOARD IS COMMITTED TO SERVING YOUR BEST INTERESTS

              Your Board is, and will remain, dedicated to enhancing value for, and serving the best interests of, all Commercial Federal stockholders, regardless of the outcome of this proxy contest. In this regard, we stand by our record of accomplishments.

              Your Board believes that stockholder value will be maximized through the Board's continued adherence to the Company's proven strategic business plan, while the Board continues to review, with the advice of Merrill Lynch & Co., all strategic alternatives available to the Company. Your Board has served your interests well and remains open to all options available for enhancing stockholder value, including through possible merger, acquisition and/or other business combination transactions. VOTE IN YOUR BEST INTERESTS BY SIGNING, DATING AND MAILING THE WHITE PROXY CARD TODAY.

                                - - - - - - - -

              A VOTE FOR YOUR BOARD is a vote for the continued
         leadership of Commercial Federal by an experienced, well-qualified and independent board of directors dedicated to the interests of all stockholders.
                      ---

              A VOTE FOR YOUR BOARD is a vote for a winning formula for success.

              PLEASE SUPPORT YOUR EXISTING BOARD OF DIRECTORS BY
         SIGNING, DATING AND PROMPTLY MAILING THE ENCLOSED WHITE PROXY
         CARD.

              Thank you again for your continued loyalty and support.

              On behalf of your Board of Directors.

                                            Sincerely,

                                            /s/ William A. Fitzgerald
                                            William A. Fitzgerald


                                    IMPORTANT

              Your vote is important. Regardless of the number of shares of Commercial Federal Common Stock you own, please vote as recommended by your Board of Directors by signing, dating and mailing your WHITE proxy card. Please act today.







              If you own shares in the name of a brokerage firm, only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a WHITE proxy card on your behalf. You should also promptly sign, date and mail your WHITE proxy card when you receive it from your broker. Please do so for each separate account you maintain. You should return your WHITE proxy card immediately to ensure that your vote is counted.

              If you have any questions or need assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-714-3310.